As filed with the Securities and Exchange Commission on August 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Volcon, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-4882689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2590 Oakmont Drive, Suite 520

Round Rock, Texas 78665

(512)-400-4271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VOLCON, INC. 2021 STOCK PLAN

(Full title of the Plan)

Greg Endo

Chief Financial Officer

2590 Oakmont Drive, Suite 520

Round Rock, Texas 78665

(512)-400-4271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy R. Curtis

Holland & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(214) 964-9500

Large accelerated filer	󠄀	Accelerated filer	󠄀
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).󠄀 󠄀

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

On July 26, 2022, the shareholders of Volcon, Inc. (the “Company”) approved an amendment to the Volcon, Inc. 2021 Stock Plan (the “Plan”) that increased the total number of shares of Common Stock that may be utilized for awards pursuant to the Plan from 3,000,000 to 7,000,000. This Registration Statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering the issuance of an additional 4,000,000 shares of the Common Stock under the Plan.

The contents of the Company’s registration statement on Form S-8 relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2021 (File No. 333-261312) are incorporated by reference into this Registration Statement, as permitted by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

No.	Description

3.1	Amended and Restated Certificate of Incorporation of Volcon, Inc. (incorporated by reference to exhibit 3.1 of the Form 8-K filed October 8, 2021)

3.2	Amended and Restated Bylaws of Volcon, Inc. (incorporated by reference to exhibit 3.2 of the Form S-1 file number 333-259468)

4.1	Form of common stock (incorporated by reference to exhibit 4.1 of the Form S-1 file number 333-259468)

5.1*	Opinion of Holland & Knight LLP as to the legality of the shares being registered.

23.1*	Consent of Holland & Knight LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Malone Bailey LLP

24.1*	Power of Attorney (contained in the signature page of this Registration Statement).

99.1	2021 Stock Plan of Volcon, Inc., as amended(incorporated by reference to exhibit 10.1 of the Form S-1 file number 333-259468)

99.2	Amendment to the Volcon, Inc. 2021 Stock Plan (as amended and restated) (incorporated by reference to exhibit 10.1 to the Form 8-K filed July 27, 2022)

107*	Filing Fees

_______________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on August 11, 2022

VOLCON, INC

By:	/s/ Jordan Davis
Jordan Davis
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Company hereby constitutes and appoints each of Jordan Davis and Greg Endo his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on August 11, 2022.

Signature	Title

/s/ Jordan Davis Jordan Davis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Greg Endo Greg Endo	Chief Financial Officer (Principal Financial Officer)

/s/ Jonathan Foster Jonathan Foster	Director

/s/ John Kim John Kim	Director

/s/ Christian Okonsky Christian Okonsky	Director

/s/ Karin-Joyce Tjon Karin-Joyce Tjon	Director

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